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                                                                    EXHIBIT 99.4

                                                      FORM OF LETTER TO NOMINEES

                                FEDEX CORPORATION

                              OFFER TO EXCHANGE ITS
                        FLOATING RATE NEW NOTES DUE 2005,
                          2.65% NEW NOTES DUE 2007 AND
                            3.50% NEW NOTES DUE 2009

                       FOR ANY AND ALL OF ITS OUTSTANDING

                          FLOATING RATE NOTES DUE 2005,
                            2.65% NOTES DUE 2007 AND
                              3.50% NOTES DUE 2009

To Registered Holders and The Depository Trust Company Participants:

     Enclosed are the materials listed below relating to the offer by FedEx Corporation, a Delaware corporation (the "Company"), to exchange its floating rate notes due 2005, its 2.65% notes due 2007, and its 3.50% notes due 2009 (collectively, the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding floating rate notes due 2005, its issued and outstanding 2.65% notes due 2007, and its issued and outstanding 3.50% notes due 2009 (collectively, the "Old Notes"), respectively, upon the terms and subject to the conditions set forth in the Company's Prospectus, dated __________, 2004, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

     1.   Prospectus dated __________, 2004;

     2.   Letter of Transmittal;

     3.   Notice of Guaranteed Delivery;

     4. Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner; and

     5. Letter which may be sent to your clients for whose account you hold Old Notes in your name or in the name of your nominee, to accompany the instruction form referred to above, for obtaining such client's instruction with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2004, UNLESS EXTENDED.

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     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Company that (i) the holder is not an "affiliate" of the Company, (ii) any New Notes to be received by it are being acquired in the ordinary course of its business, and (iii) the holder is not participating and does not intend to participate, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Notes. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 8 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,


                                          WACHOVIA BANK, NATIONAL ASSOCIATION


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF FEDEX CORPORATION OR WACHOVIA BANK, NATIONAL ASSOCIATION OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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